UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 10, 2006 (January 27, 2006)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3802 Corporex Park Drive

Tampa, Florida 33619

(Address of principal executive offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 27, 2006, Quality Distribution, Inc. (“Quality”) made a special one-time payment to its executive officers and substantially all of its non-represented employees to acknowledge prior efforts made by these persons to improve Quality’s performance. The payments, in an aggregate amount of approximately $600,000, were approved by the Compensation Committee of the Board of Directors of Quality. A portion of these payments were made to Quality’s executive officers in the following amounts:

Dennis Copeland	$23,739
Gary R. Enzor	46,125
Virgil T. Leslie	27,122
Robert J. Millstone	27,060
Timothy B. Page	34,440

Gerald L. Detter, Quality’s Chief Executive Officer, by agreement with the Compensation Committee, declined to participate.

No payments will be made under the 2005 Compensation Bonus Plan in which most executives of Quality, including the executive officers, participated as target levels were not reached under that plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: February 10, 2006	By:	/s/ Gerald L. Detter
	Name:	Gerald L. Detter
	Title:	Chief Executive Officer

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